Exhibit 99.1

Ondas Holdings Enters Definitive Agreement to Acquire Majority Stake in S.P.O. Smart Precision Optics LTD., to Expand Core Capabilities in Advanced Electro-Optics

Will bring unique capability to support the critical optical performance required in missile defense and counter-drone systems worldwide

Acquisition is in line with Ondas strategic growth program to scale global operating platform and deliver capital-efficient accelerated growth

BOSTON, MA / August 26, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks, today announced it has entered into a definitive agreement to acquire a controlling 51% interest in S.P.O Smart Precision Optics (SPO), a premier manufacturer of advanced precision optical components and systems based in Kibbutz Shamir, Israel.

This strategic acquisition will bring SPO’s world-class expertise in high-end precision optics processing, proprietary optical coatings, and end-to-end optical manufacturing under the Ondas umbrella. SPO is part of a select global group of companies with the infrastructure and know-how to deliver highly complex, military-grade optics that enable the next generation of defense, security, and critical infrastructure systems.

“The acquisition of S.P.O. Smart Precision Optics will represent a major step in strengthening Ondas’ leadership in advanced defense technologies,” said Eric Brock, Chairman and CEO of Ondas Holdings. “Precision optics are the heart of electro-optical systems, and SPO’s expertise and infrastructure is expected to give us an unparalleled ability to support the critical optical performance required in missile defense and counter-drone systems worldwide. Together, we intend to expand SPO’s scale, pursue global opportunities, and play a leading role in supporting U.S., Israeli, and allied defense customers.”

SPO has earned recognition as a critical supplier to Israeli defense corporations, with proven performance supporting critical security systems ranging from missile defense systems, various armored vehicles, and next-generation high-power weapons. Its unique capabilities span optical design, CNC processing, polishing, metrology, cement and cementing allowing for the delivery of complete solutions from raw material through finished assemblies. According to Research and Markets, the total addressable market (TAM) for Precision Optics was nearly $29 billion in 2025, with the High Precision Optics market sized at $3.3 billion.

“SPO is more than a supplier; it’s a strategic asset for national defense and a unique global player in precision optics,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “By combining SPO’s heritage and know-how with Ondas’ expanding global operating platform, we expect to enable critical capabilities for missile defense, high-power lasers, and advanced counter-drone systems that are essential to the defense of populations, forces, and critical infrastructure.”

Backed by decades of optics expertise, SPO combines deep human capital, advanced infrastructure, and proprietary technologies that are vital to both Israel’s “Blue & White” independence programs and to international defense and security markets.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About S.P.O. Smart Precision Optics LTD.

Founded in 2018 and headquartered in Kibbutz Shamir, Israel, S.P.O. Smart Precision Optics LTD. (SPO) develops and manufactures advanced precision optical components, free-form optics, and assemblies for the defense, homeland security, medical, AR/VR, and automotive markets. SPO operates as a full-service optical fab house with capabilities including optical design, surfacing, polishing, metrology, coating, and optical cementing. Recognized by the Israeli Ministry of Defense as a critical supplier, SPO is part of a select group of global manufacturers able to deliver military-grade precision optics under the most demanding conditions.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com